UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 3, 2009
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:	(404) 567-4750
i2 Telecom International, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Geos Communications, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward-looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01  Entry into a Material Definitive Agreement

Series F Stock and Warrant Purchases

On September 3, 2009, pursuant to the terms of subscription agreements dated September 3, 2009 (in the form attached hereto as Exhibit 10.01, the “Subscription Agreements”) and for a total purchase price of $2,000,000, the Company issued (i) 2,000 shares of Series F Convertible Preferred Stock, no par value per share (the “Series F Preferred Shares”), and (ii) three-year warrants (in the form attached hereto as Exhibit 10.02, the “Warrants”) to purchase 2,000,000 shares of the Company’s common stock, no par value per share (“Common Stock”), at a price of $0.625 per share, which price reflects a one-for-ten (1:10) reverse stock split effected by the Company’s filing of an amendment to its Articles of Incorporation with the Secretary of State of the State of Washington on May 14, 2009 (the “Reverse Split”).

The 2,000 Series F Preferred Shares are convertible, at the option of the holder, into a total of 4,000,000 shares of Common Stock (taking into account the Reverse Split).  The Series F Preferred Shares are also subject to certain other rights and restrictions, as are set forth in the Company’s Certificate of Designations of Rights and Preferences of Series F Convertible Preferred Stock, as amended.

The Warrants are exercisable until September 3, 2012, at an exercise price of $0.625 per share, subject to adjustment as provided therein (the “Exercise Price”).  The Warrants are subject to a repurchase right under which the Company may repurchase any shares of Common Stock issued upon exercise of the Warrants, at a price of $0.10 per share, at any time at which the weighted average price (as defined in the Warrants) of the Common Stock is at or above 200% of the Exercise Price for twenty consecutive trading days.  The Subscription Agreements also provide for piggyback registration rights for shares of Common Stock underlying the Warrants.

Second Amendment to Marketing Agreement

On September 8, 2009, the Company entered into a Second Amendment to Marketing Agreement (the “Second Amendment”) amending that certain Marketing Agreement dated as of April 22, 2008 (the “Marketing Agreement”), by and between the Company and Virenta, LLC, a Texas limited liability company (“Virenta”), as previously amended pursuant to an Amendment to Marketing Agreement dated October 22, 2008. Virenta is affiliated with certain of the Company’s officers and directors: both Andrew L. Berman (the Company’s Chief Executive Officer and a member of the Company’s Board of Directors) and Christopher Miltenberger (the Company’s President and Chief Operating Officer) own membership interests in Virenta.

Pursuant to the Second Amendment, the Company and Virenta agreed to (i) reduce the monthly payment owed to Virenta for services rendered under the Marketing Agreement from $22,916.00 to $7,500.00, (ii) eliminate other additional monthly and quarterly payments based on revenues generated by Virenta’s marketing efforts, and (iii) eliminate provisions addressing web-based marketing efforts and sale of wholesale airtime minutes by Virenta.

Item 3.02  Unregistered Sales of Equity Securities

As described under Item 1.01 above, on September 3, 2009, the Company issued 2,000 Series F Preferred Shares, and Warrants for the purchase of 2,000,000 shares of Common Stock, for a total purchase price of $2,000,000. See Item 1.01 for a description of the Warrants, the Series F Preferred Shares, and the Subscription Agreements.

The sales of the Series F Preferred Shares and the Warrants were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

           On September 8, 2009, the Company filed with the Secretary of State of the State of Washington an amendment to its Articles of Incorporation reflecting the change of the Company’s name from “i2 Telecom International, Inc.” to “Geos Communications, Inc.”

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation, filed September 8, 2009
10.1	Form of Warrant
10.2	Form of Subscription Agreement
10.3	Marketing Agreement, dated April 22, 2008
10.4	Amendment to Marketing Agreement, dated October 22, 2008
10.5	Second Amendment to Marketing Agreement, dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	September 10, 2009
By:		/s/ Andrew L. Berman
Name		Andrew L. Berman
Title:		Chief Executive Officer